UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRINCIPAL SOLAR, INC.
_____________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3096175
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

211 N. Ervay, Suite 300
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common stock, par value $0.01 per share	The Nasdaq Capital Market

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-203075

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The “Description of Capital Stock” section included in the Registration Statement on Form S-1 (SEC File No. 333-203075), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on March 27, 2015, as well as in any prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Capital Market  and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINCIPAL SOLAR, INC.

Dated: June 10, 2015	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer